UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2000

Commission file number 0-18516

ARTESIAN RESOURCES CORPORATION

(exact name of registrant as specified in its charter)

State or other jurisdiction of incorporation or organization: Delaware

I.R.S. Employer Identification Number: 51-0002090

Address of principal executive offices: 664 Churchmans Road, Newark, Delaware Zip Code: 19702

Registrant's telephone number, including area code: (302) 453-6900

ARTESIAN RESOURCES CORPORATION

Item 5 Other Events

On December 4, 2000, Artesian Water filed a petition with the Delaware Public Service Commission (DPSC) for the approval to issue $20 million in Series O First Mortgage Bonds with a stated rate of 8.17%, due on December 29, 2020, and to execute a 20 year fully amortizing note, whose stated rate will not exceed 4.8%, with the Delaware Health Social Services on behalf of the Delaware Drinking Water State Revolving Fund (SRF) in the amount of $4,307,144. The Company expects to close the issuance of the Series O Bonds on December 29, 2000, and execute the SRF Note prior to March 31, 2001. Proceeds from these issuances are to be used to call and retire the Company's $7 million 10.17% Series K First Mortgage Bonds and refinance short term debt outstanding used to finance utility plant expenditures.

On December 5, 2000, Artesian Water filed a petition with the Delaware Public Service Commission (DPSC) to implement new rates to meet a requested increase in revenue of 22.57%, or approximately $6.4 million, on an annualized basis. Artesian Water anticipates placing temporary rates into effect, 60 days from the filing date, up to the statutory limit of $2.5 million on an annual basis, under bond, until the level of permanent rates is decided by the Public Service Commission.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

12/05/00____________________________

Dian C. Taylor

President, CEO, and Chair of the Board

Artesian Resources Corporation and Subsidiaries

12/05/00____________________________

David B. Spacht

Vice President, Chief Financial Officer, and Treasurer

Artesian Resources Corporation and Subsidiaries

Form 8K